UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2016

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
On June 13, 2016, Care.com, Inc. (the “Company”) held its annual meeting of stockholders to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 21, 2016. The final voting results from the meeting are set forth below.
Proposal No. 1
Votes regarding the election of two Class III directors to hold office until the Company’s 2019 Annual Meeting of Stockholders were as follows:

Nominee	For	Withheld	Broker Non-Votes
Brian Swette	25,743,155	639,935	2,733,035
Chet Kapoor	26,301,953	81,137	2,733,035

Proposal No. 2
Votes regarding the ratification of the selection, by the audit committee of the Company’s Board of Directors, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 were as follows:

For	Against	Abstain	Broker Non-Votes
29,088,620	25,752	1,753	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2016	By:	/s/ Diane M. Musi
Diane M. Musi
General Counsel and Corporate Secretary